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                                                                    Exhibit 99.1

                               ALZA CORPORATION
                        Non-Statutory Stock Option Plan
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     1.  Purpose.  The purpose of this ALZA Corporation Non-Statutory Stock
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Option Plan (the "Plan") is to attract, retain and motivate non-executive employees and consultants of ALZA Corporation (the "Company") and its subsidiaries by giving them the opportunity to acquire stock ownership in the Company. Grants under this Plan will consist of non-statutory stock options ("options").

     2.  Effective Date and Term of Plan. The effective date of this Plan is
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February 8, 2000, the date of the approval of the Company's Board of Directors
(the "Board"). This Plan shall terminate automatically ten (10) years after its effective date unless terminated earlier by the Board under Section 11 hereof. No grant of options shall be made after termination of this Plan, but all grants made prior to termination shall remain in effect in accordance with their terms.

     3.  Shares Subject to the Plan.  Subject to the provisions of Section 8,
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the total number of shares of stock reserved for grants under this Plan is
5,000,000 shares of Common Stock, $. 01 par value, of the Company (the "Stock"). If any option terminates or expires without being exercised in full the shares issuable under such option shall become available again for grant under this Plan.

     4.  Administration of the Plan.  This Plan shall be administered by the
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Board or by a committee designated by the Board (the "Administrator").  The
Administrator (i) may authorize any one or more of its members or any officer of the Company to execute and deliver documents on behalf of the Administrator and
(ii) may delegate to one or more officers or directors of the Company authority to grant options to persons who are not officers or directors of the Company at the time of the option grant. The Administrator may delegate non-discretionary administrative duties to such employees of the Company or a subsidiary as it deems proper. The Administrator may also make rules and regulations which it deems useful to administer this Plan. Any decision or action of the Administrator in connection with this Plan or any options or restricted stock

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granted or shares of Stock purchased under this Plan shall be final and binding.
No member of the Board shall be liable for any decision, action or omission respecting this Plan, or any options or restricted stock granted or shares of Stock issued under this Plan.

     5.  Eligibility.  Non-statutory options may be granted to non-officer
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employees (other than employees who are also directors), consultants and potential non-officer employees (in contemplation of and subject to employment) of the Company or any subsidiary of the Company. Participants in this Plan shall be recommended for grants hereunder by the Chief Executive Officer or Chief Operating Officer of the Company and approved by the Administrator. Determination by the Administrator as to eligibility shall be conclusive.

     6.  Options.
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         (a)   Grant.  The Administrator may, in its discretion, grant options
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under this Plan at any time and from time to time before the expiration of this
Plan. The Administrator shall specify the date of grant or, if it fails to, the date of grant shall be the date of the action taken by the Administrator to grant the option (in either case, the "Grant Date").

         (b)   Option Agreements.  As soon as practicable after the Grant Date,
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the Company will provide the optionee a written stock option agreement (the
"Option Agreement"), which identifies the Grant Date, the number of shares of Stock covered by the option, the option price and the terms and conditions for exercise of the option and any other terms imposed by the Administrator.

         (c)   Terms and Conditions of Options.  Options granted under this Plan
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shall be subject to the following additional terms and conditions and such other terms and conditions not inconsistent with this Plan as the Administrator may impose:

               (i)  Exercise of Option.  In order to exercise all or any portion
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of a stock option granted under this Plan (or any other option which, by its terms, so requires), an optionee must remain in the employ of or as a consultant or director to the Company or a subsidiary of the Company until the date on which the option (or portion thereof) becomes exercisable (the "Vesting Date"). An option shall be partially

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exercisable on or after each Vesting Date with respect to the number of shares or the percentage of total shares of Stock covered by the option as set out in the Option Agreement.

          If an option (or portion thereof) is not exercised on the earliest Vesting Date on which it becomes exercisable, it may be exercised thereafter at any time prior to its expiration date; provided, however, that in no event may any stock option granted under this Plan be exercised more than ten (10) years from the Grant Date.

          Options granted to employees or consultants under this Plan shall be exercisable until ten (10) years after the Grant Date, unless the Administrator shall determine otherwise.

               (ii)   Option Price. The option price of non-statutory options
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shall be at least one hundred percent (100%) of the fair market value of the shares covered by the option on the Grant Date as determined in good faith by the Administrator unless the Administrator specifically determines otherwise, in which event the option price of such non-statutory options shall not be less than eighty- five percent (85%) of the fair market value of the shares covered thereby on the Grant Date, determined in the same manner.

               (iii)  Method of Exercise. To the extent the right to purchase
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shares has accrued, an option (or portion thereof) may be exercised from time to time in accordance with its terms by written notice from the optionee to the Company stating the number of shares with respect to which the option is being exercised and accompanied by payment in full of the exercise price of the shares. Payment may be made in cash, by check, or by delivery of shares of Stock (duly endorsed in favor of the Company or accompanied by a duly endorsed stock power), by a combination of the above, or any other form of consideration approved by the Administrator (including payment in accordance with a cashless exercise program as permitted under Regulation T promulgated by the Federal Reserve Board, as amended from time to time). Any shares delivered to the Company as payment upon exercise of an option shall be valued at their fair market value as of the date of exercise of the option

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determined in good faith by the Administrator. Options may not be exercised by any optionee by the delivery of shares of stock more frequently than once every six months.

               (iv)   Restrictions on Option Shares.  At the time it grants
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options under this Plan, the Company may retain for itself (or others) rights to purchase the shares acquired under the option or impose other restrictions on the shares. The terms and conditions of any such rights or other restrictions shall be set forth in the Option Agreement evidencing the option.

               (v)    Non-assignability of Option Rights.  Except as otherwise
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determined by the Administrator, no option shall be transferable other than by will or by the laws of descent and distribution or a qualified domestic relations order and, otherwise during the lifetime of an optionee, only the optionee may exercise an option.

               (vi)   Exercise After Termination of Service or Death.  If for
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any reason other than permanent and total disability or death, an optionee ceases to be employed by, or a consultant or director to, the Company or a subsidiary, options held at the date of such termination (to the extent then exercisable) may be exercised at any time within three months after the date of such termination (but in no event after the expiration date of the option as set forth in the Option Agreement). If an optionee becomes permanently and totally disabled (within the meaning of Section 22(e)(3) of the Code) or dies while employed by, or a consultant to, the Company or a subsidiary, (or, if the optionee dies within the period that the option remains exercisable after termination of employment, consultancy or directorship), options then held (to the extent then exercisable) may be exercised by the optionee, the optionee's personal representative, or by the person to whom the option is transferred by will or the laws of descent and distribution, at any time within one year after the disability or death or any lesser period specified in the Option Agreement (but in no event after the expiration date of the option as set forth in the Option Agreement).

     7.   Payment of Taxes.
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          (a)  The exercise of an option (regardless of the form of payment for exercise of the option) shall be conditioned upon payment in cash, or provision satisfactory to the Administrator for payment to the Company, of any federal and state

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withholding taxes which, in the Administrator's judgment, are payable in connection therewith.

          (b) If and to the extent consented to by the Administrator in its sole discretion, a person who exercises an option may (i) tender to the Company previously-owned shares of Stock, or (iii) have shares of Stock to be obtained upon exercise of the option withheld by the Company on behalf of the optionee, in either case to pay the amount of tax that the Administrator, in its discretion, determines to be required to be withheld by the Company.

     8.   Adjustment for Changes in Capitalization.  The existence of
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outstanding options shall not affect the Company's right to effect adjustments, re-capitalization, reorganizations, or other changes in its or any other corporation's capital structure or business, any merger or consolidation, any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock, the dissolution or liquidation of the Company's, or any other corporation's, assets or business, or any other corporate act whether similar to the events described above or otherwise. Subject to Section 9, if the number of outstanding shares of Stock is increased or decreased in number or changed into or exchanged for a different number or kind of securities of the Company or any other corporation by reason of a re-capitalization, reclassification, stock split, combination of shares, stock dividend or other event, the number and kind of securities with respect to which options may be granted under this Plan, the number and kind of securities as to which outstanding options may be exercised, the option price at which outstanding options may be exercised hereunder shall be proportionately adjusted.

     9.   Dissolution, Liquidation, Merger.  In the event of a dissolution or
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liquidation of the Company, a merger or consolidation in which the Company is not the surviving corporation, a reverse merger in which the Company is the surviving corporation but in which more than fifty percent (50%) of the shares of its Stock outstanding before the merger are held, after the merger, by holders different from those immediately prior to the merger, or a sale of more than eighty percent (80%) of the assets of the Company, except as otherwise provided in the Option Agreement, the time at which each outstanding option may be exercised shall be accelerated at a time

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such that the optionee (upon exercise of the option) would be eligible to receive the consideration payable to holders of Stock in connection with such liquidation, dissolution, merger, consolidation, reverse merger or sale.

     10.  Rights as Stockholder.  Unless the Plan or the Administrator expressly
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specify otherwise, a participant shall have no rights as a stockholder with respect to any shares of Stock covered by a grant hereunder until the date of issuance (as evidenced by the appropriate entry on the books of the Company or a duly authorized transfer agent) of a certificate representing the shares of Stock. Subject to Sections 8 and 9, no adjustment shall be made for dividends or other rights for which the record date is prior to the date the certificate is issued.

     11.  Termination or Amendment.  The Board may amend, alter or discontinue
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this Plan, but no amendment, alteration or discontinuance shall be made which would impair the rights of a participant under an outstanding grant without the participant's consent.

     12.  Parent and Subsidiary.  As used in this Plan, "parent" and
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"subsidiary" mean any corporation in an unbroken chain of corporations which includes the Company if, at the relevant time, each of the corporations other than the last corporation in the chain owns stock possessing more than fifty percent (50%) of the total combined voting power of all classes of stock of one of the other corporations in the chain.

     13.  Employment or Consulting Relationship.  Nothing in this Plan or any
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option granted hereunder shall interfere with or limit in any way the right of the Company or of any its subsidiaries to terminate any optionee's employment or consulting at any time, nor confer upon any optionee any right to continue in the employ of, or consult with, the Company or any its subsidiaries.

     14.  Governing Law.  This Plan and the rights of all persons under this
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Plan shall be construed in accordance with and under applicable provisions of the laws of the State of California.

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